Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Annual Report on Form S-1 of Adventure Energy, Inc. for the period from March 28, 2008 (Date of Inception) to June 30, 2008 of our report dated September 5, 2008, included in its Registration Statement on Form S-1 dated October 27, 2008 relating to the financial statements for the period from March 28, 2008 (Date of Inception) to June 30, 2008 listed in the accompanying index.

/s/ Drakeford & Drakeford, LLC

Drakeford & Drakeford,LLC
New York/ New York

October 27, 2008